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                                                                   Exhibit 10.24

                            COVENANT NOT TO COMPETE

         THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the______ day of ____________________________, 1996, between Gary A. Mosko with his principal residence at 234 Garfield Street, Denver, CO 80206 (hereinafter called "Mosko"), and Vectra Bank, a Colorado banking corporation, whose principal place of business is 1650 South Colorado Boulevard, Denver, Colorado 80222 (hereinafter called "Vectra").

                                    RECITALS

         WHEREAS, Mosko has agreed to sell substantially all of his interest in and to Bank Land Company and Southwest State Bank pursuant to the terms of that certain Agreement and Plan of Merger dated December 26, 1995 (the "Merger Agreement"); and

         WHEREAS, as consideration for that sale Mosko has agreed not to compete with Vectra and its affiliates pursuant to the terms of this Agreement.

         NOW THEREFORE, for and in consideration of the terms, conditions and restrictions in this Agreement and the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Consideration. Vectra hereby agrees to pay to Mosko quarterly the sum of thirty-three thousand seven hundred fifty dollars ($33,750) as consideration for the restrictions contained herein. The payments shall commence on __________________, 1996, and shall continue until ____________________, 2000, such that the total payments made pursuant to this Agreement shall equal five hundred forty thousand dollars ($540,000).

         2.      Covenant Not to Compete.

         (a) Except as provided herein, for the Term (as defined below), Mosko shall not, either directly or indirectly, participate in a business as an employee, consultant, contractor, owner or otherwise, similar to the type of business conducted by Vectra or any of its subsidiaries within a fifty mile straight line radius of any of Vectra's locations open at the time of this agreement (the "Region"). Mosko acknowledges the necessity for and the reasonableness of this provision.

         (b) For the purpose of this paragraph 2, the meaning of the phrase business similar to the type of business conducted by Vectra or its subsidiaries shall refer to businesses which provide banking services for their clients. For the purpose of this paragraph 2, the meaning of the phrase "Term" shall be four
                 (4) years from the date of this Agreement.





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         (c)     Mosko acknowledges and agrees that the provisions of this
                 paragraph are a reasonable and necessary protection of the immediate and substantial interests of Vectra, that any violation of these restrictions would cause substantial injury to Vectra, and that Vectra would not have agreed to enter into the Merger Agreement without the additional consideration offered by Mosko in entering into this Agreement and agreeing to be bound by its provisions. In the event of a breach or threatened breach by Mosko of any provision of this paragraph, Vectra shall be entitled to apply to any court of competent jurisdiction for a temporary and/or permanent injunction restraining Mosko from such breach or threatened breach. In the event of such action, the non-prevailing party shall pay all fees (including reasonable attorneys' fees and costs) of the prevailing party.

         3. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if hand delivered or sent by Certified Mail or reputable overnight courier to the addresses as set forth above.

         4. Severability. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provisions of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

         5. Waiver of Breach. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

         6. Governing Law and Arbitration. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Colorado. In the event of any dispute between the parties hereto, the parties hereby agree to submit such dispute (except for any dispute of the nature set forth in paragraph 2(c) of this Agreement) to binding arbitration to be held in Denver, Colorado, with a single arbitrator to be selected by mutual agreement of the parties, or if the parties cannot agree, they shall each select an arbitrator who shall together select a third arbitrator who shall be the arbitrator to decide the dispute. The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. Any decision of the arbitrator shall be binding on the parties hereto and shall be entered as a final judgment in a court of competent jurisdiction. In the event of a dispute involving arbitration, venue for all disputes shall be proper and both parties hereby submit to personal jurisdiction in the State or Federal court with jurisdiction over the City and County of





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Denver, State of Colorado.  Both parties hereby waive any and all defense relating to lack of personal jurisdiction or proper venue if any litigation is brought pursuant to the terms of this paragraph.

         7.      General Provisions.   This Agreement may not be modified or
amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. This agreement shall be binding upon and inure to the benefit of the successors, assignees and succeeding parties to Vectra and VBC.

         8. Assignment. This Agreement may not be assigned by Mosko without the express written consent of Vectra. Vectra shall have the right to assign this agreement to any third party without the consent of Mosko. In the event of an assignment pursuant to the above, the terms, conditions and provisions of this Agreement shall be binding on the assigning party's successors and assigns.


         9. Termination. In the event that during the term of this Agreement there is a Change of Control (as defined below) of Vectra Banking Corporation ("VBC"), the parent company of Vectra, then Mosko may, in his sole discretion, terminate this Agreement on the effective date of such Change of Control, in which event Vectra shall promptly pay to Mosko the balance of the $540,000 referenced in paragraph 1 above that has not been paid to Mosko as of the effective date of such Change of Control, and upon payment of such sum, this Agreement shall terminate and be of no further force and effect. For purposes of this paragraph 9, a Change of Control of VBC shall have been deemed to have occurred when there is a merger or consolidation of VBC into or with another entity and the shareholders of VBC prior to such merger or consolidation own less than fifty percent of the resulting entity from such merger or consolidation.





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         IN WITNESS WHEREOF, the undersigned parties have executed this
Agreement as of the day and year first above written.

VECTRA BANK                                  GARY A. MOSKO


- -----------------------------------          -----------------------------------
Gary S. Judd, President                      Gary A. Mosko




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